Exhibit 32.1

Certification of Principal Executive Officer Required Under Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. §1350

I, Richard K. Coleman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Crossroads Systems, Inc. for the fiscal quarter ended January 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Crossroads Systems, Inc.

Date: March 11, 2015

/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr.

Chief Executive Officer